                                                                    EXHIBIT 10.2

             CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24B-2

    Certain portions, indicated by [*****], of this exhibit have been omitted pursuant to Rule 24b-2 of the Securities Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

                                 STUDY AGREEMENT
                                     Between
                                Merck & Co., Inc.
                                       and
                       Cell and Molecular Technology, Inc.

This Agreement confirms the mutual understanding between Merck & Co., Inc., a New Jersey corporation, having a place of business at One Merck Drive, Whitehouse Station, NJ 08889-0100 ("Merck") and Cell and Molecular Technology, Inc., having a place of business at 445 Marshall Street, Phillipsburg, NJ, 008865 ("CMTI").

1.    Definitions.

      "Affiliate" of Merck shall mean any entity (i) in which [*****] or more of the voting equity interests are now or hereafter owned or controlled, directly or indirectly, by Merck, (ii) which now or hereafter owns or controls, directly or indirectly, [*****] or more of the voting equity interests of Merck, or (iii) in which [*****] or more of the voting equity interests are now or hereafter owned or controlled, directly or indirectly, by an entity identified in the preceding clause (i) or (ii).

      "Agreement" shall mean this Study Agreement between Merck and CMTI.

      "Cause" is defined in Paragraph 13.

      "Final Report" is defined in Paragraph 7.

      "Inventions" shall mean any inventions or discoveries, whether or not patentable, made by employees and/or agents of CMTI (either solely or jointly with employees and/or agents of Merck) that arise from the Study.

      "Material" shall mean, [*****].

      "Merck Information" shall mean all information, data, Material and other items supplied by Merck or its Affiliates and all information and reports developed by CMTI as a result of the Study.

      "Study" shall mean the research described in the Work Plan, which is being conducted for the purpose set forth in Paragraph 2.

      "Term" is defined in Paragraph 4.

      "Work Plan" shall mean the Work Plan attached as Attachment A.

2. Purpose. CMTI agrees to diligently perform the Study for cell line banking, characterization and phenotyping.

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

3. Material. Merck shall supply, at no cost to CMTI, sufficient samples of the Material to carry out the Study in accordance with this Agreement. The Material is not to be used in humans. The Material is not to be reverse engineered for any purpose, including to identify structures or properties. It is understood that the Material is provided only for the performance of the Study and shall not be used for any other purpose, nor shall the Material or any derivatives, analogs, modifications or components thereof be transferred, delivered or disclosed to any third party without the advance written consent of Merck. Any unused Material and any derivatives, analogs, modifications or components thereof, shall be returned to Merck or otherwise disposed of in accordance with instructions from Merck promptly upon completion of the Study or as may be earlier required under Paragraph 13.

4. Term. This Agreement shall be effective on the date of the last signature ("Effective Date"). The term of this Agreement shall expire on the one (1) year anniversary of the Effective Date, subject to early termination as provided in Paragraph 13 (the "Term").

5.    Amount.

      (a) Merck shall pay CMTI a total of one million three hundred thirty-eight thousand one hundred thirty U.S. dollars ($1, 338,130.00) for all costs and expenses associated with carrying out the Study [*****]. Payment shall be made as follows: Merck shall pay six hundred sixty nine thousand sixty-five U.S. dollars ($669,065.00), within [*****] days of receipt of an appropriate invoice from CMTI following the Effective Date and six hundred sixty nine thousand sixty-five U.S. dollars ($669,065.00) within [*****] days of receipt of the Final Report and an appropriate invoice from CMTI.

      (b) Merck may request to have additional cell lines added to the Study. For each cell line to be analyzed in Part I of the Study, Merck shall pay CMTI [*****].

6. Confidentiality. CMTI agrees to keep confidential and not to use, except for the purpose of conducting the Study, the Merck Information. These obligations of confidentiality and non-use shall continue during the Term of this Agreement and even after the Term expires. These obligations of confidentiality and non-use shall not apply to Merck Information which (i) is in the public domain by use and/or publication before its receipt from Merck or development under the Study, or thereafter enters the public domain through no fault of CMTI; (ii) was already in CMTI's possession prior to receipt from Merck or development under the Study, as evidenced by CMTI's written records; or (iii) is properly obtained by CMTI from a third party which has a valid right to disclose such information to the CMTI and is not under a confidentiality obligation to Merck.

7. Reports; Use of Information. CMTI shall keep Merck informed of the progress of the Study by written reports on a bi-weekly basis as provided in the Work Plan, and will provide a complete written report of the Study results to Merck at the end of the Term ("Final Report"). Merck and its Affiliates shall have the unrestricted right to use and disclose all information in the Study reports and to use and disclose any technical information developed pursuant to this Agreement, for any and all purposes Merck and its Affiliates deem necessary or advisable in the ordinary course of business. At Merck's request, CMTI shall provide to Merck copies of all documentation and data relating to the Study or shall permit Merck to inspect and copy such documentation and data.

8.    Inventions.

      (a) CMTI shall promptly inform Merck in confidence of any Inventions relating to the Material. All Inventions shall be the sole and exclusive property of Merck. CMTI will, upon request by Merck, promptly execute any and all patent applications, assignments or other instruments which Merck deems are necessary or useful for the protection of any such Inventions, which may be filed or prepared at Merck's cost and expense.

      (b) CMTI represents and warrants that no governmental entity or other third party has or shall have any claim or right to the results of the Study or any Inventions.

9. Publication. CMTI shall have no right hereunder to publish any of the Study results.

10. Compliance With Law. CMTI shall conduct the Study in accordance with all applicable laws, rules and regulations, including, without limitation, all current governmental regulatory requirements concerning Good Laboratory Practices. CMTI will notify Merck in writing of any deviations from applicable regulatory or legal requirements. CMTI hereby certifies that it will not and has not employed or otherwise used in any capacity the services of any person debarred under Section 21 USC 335a in performing any services hereunder.

11. Use of Human Materials. If any human cell lines, tissue, human clinical isolates or similar human-derived materials ("Human Materials") have been or are to be collected and/or used in the Study, CMTI represents and warrants (i) that it has complied, or shall comply, with all applicable laws, guidelines and regulations relating to the collection and/or use of the Human Materials and (ii) that it has obtained, or shall obtain, all necessary approvals and appropriate informed consents, in writing, for the collection and/or use of such Human Materials. CMTI shall provide documentation of such approvals and consents upon Merck's request. CMTI further represents and warrants that such Human Materials may be used as contemplated in this Agreement without any obligations to the individuals or entities ("Providers") who contributed the Human Materials, including, without limitation, any obligations of compensation to such Providers or any other third party for the intellectual property associated with, or commercial use of, the Human Materials for any purposes.

12. Liability. Merck assumes no responsibility and shall have no liability for the nature, conduct or results of any research, testing or other work performed hereunder. CMTI UNDERSTANDS THAT THE MATERIAL IS SUPPLIED "AS IS" AND IS PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. CMTI ACKNOWLEDGES THAT THE MATERIAL IS EXPERIMENTAL IN NATURE AND MAY HAVE UNKNOWN HAZARDOUS CHARACTERISTICS, THAT THEY ARE AWARE OF THE RISKS OF WORKING WITH EXPERIMENTAL MATERIALS AND THAT THEY WILL STRICTLY ADHERE TO PROPER LABORATORY PROCEDURES FOR HANDLING CHEMICALS WITH UNKNOWN HAZARDS. THE MATERIAL WILL NOT BE USED IN HUMANS.

13. Termination. (a) Merck may terminate this Agreement at any time, with or without Cause, effective upon [*****] days' written notice to CMTI. In the event of a termination of this Agreement without Cause, Merck shall reimburse CMTI for the pro-rata costs incurred in performance of the Study and for any non-cancelable commitments made, up to the date of termination; provided, however, that in no case will reimbursement under this Agreement exceed the amount specified in Paragraph 5. If this Agreement is terminated for Cause, then in addition to any other remedies available to Merck, no such reimbursement shall be paid by Merck to CMTI. For the purposes of the foregoing, "Cause" shall mean the breach by CMTI of any of its representations or warranties under this Agreement, or the failure of CMTI to comply with any of its obligations hereunder.

      (b) Upon termination of this Agreement, or at any other time that Merck may request, CMTI agrees to return all Merck Information, and all documents generated by CMTI in connection with the Study to Merck, except CMTI may retain one copy in a secure location solely for recordkeeping purposes.

14. Survival. The provisions of Paragraphs 3(b) (other than Merck's obligations to supply the Material), 6, 7, 8, 9, 11, 12, 13, 14, 15, 16, 17, 18 and 20 and all definitions relating to the foregoing, shall survive termination or expiration of this Agreement.

15. Notices. Any notices required or provided by the terms of this Agreement shall be in writing, addressed in accordance with this Paragraph, and shall be delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid or by nationally-recognized express courier services providing evidence of delivery. The effective date of any notice shall be the date of first receipt by the receiving party. Notices shall be sent to the address/addressee given below or to such other address/addressee as the party to whom notice is to be given may have provided to the other party in writing in accordance with this provision.

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

         If to Merck:                       [*****]

         With a copy to:                    [*****]
                                            Merck & Co., Inc.
                                            P.O. Box 100
                                            One Merck Drive
                                            Whitehouse Station, NJ
                                            08889-0100

         If to CMTI:                        [*****]
                                            Cell and Molecular Technology, Inc.
                                            445 Marshall Street,
                                            Phillipsburg, NJ, 008865

16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey, and the patent laws of the United States, without reference to provisions of conflicts of laws.

17. Entire Agreement. This Agreement, together with any Attachments attached hereto and specifically referenced herein, constitutes the entire agreement between the parties with respect to the Study and supersedes and replaces any and all previous arrangements and understandings, whether oral or written, between the parties with respect to the Study . Any amendment or modification to this Agreement shall be of no effect unless made in writing signed by an authorized representative of each party.

18. Publicity/Use of Names. No disclosure of the existence, or the terms, of this Agreement may be made by either party, and no party shall use the name, trademark, trade name or logo of the other party or its employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other party, except as may be required by law.

19. Assignment. CMTI may not assign its rights or obligations under this Agreement without the prior written consent of Merck. Any such purported assignment shall be void.

20. Severability. The provisions of this Agreement are severable, and if any provisions hereof shall be determined to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date of the last signature set forth below.

MERCK & CO., INC.                            CELL & MOLECULAR TECHNOLOGY , INC.

BY: /s/  [*****]                             BY: /s/ Thomas J. Livelli

TITLE: [*****]                               TITLE: Chief Executive Officer

DATE: 8/18/04                                DATE: 8/18/04

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                                  ATTACHMENT A
                                    WORK PLAN

BACKGROUND

[*****]

PROPOSAL

[*****]

PART #1

[*****]

PART #2

[*****]

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